AGREEMENT TO CONVERT DEBT INTO EQUITY

This Agreement to convert debt to equity (the "**Agreement**") is made as of this 26th day of March, 2014 by and between **Stephen Fowler** with an address at 51 Bay View Drive, Point Roberts, Washington, USA 98281 (the "**Creditor**") and **Mobetize Corp.**, a Nevada corporation (the "**Company**") with an address at 8105 Birch Bay Square St. #205, Blaine, Washington, USA 98230.

Background

- the Creditor was originally owed an aggregate of USD$146,709 and CAD$17,745 (the "**Debt**") on an interest free basis pursuant to expenses of the Company incurred up to the end of the fiscal year to September 30, 2013 due and payable in full on demand; and

- the Creditor agrees to accept 150,000 restricted common shares of the Company ("**Shares**") at a deemed price of USD$0.75 per common shares as partial payment and satisfaction of the first $112,500 of the balance owing for the Debt (the "**Settlement Amount**").

Agreement

For other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

- **Conversion.** The Company agrees to issue to the Creditor 150,000 Shares in exchange for partial payment and satisfaction of the Debt of the Creditor. After this conversion of the Settlement Amount pursuant to the terms of this Agreement, the Company will still owe USD$34,209 and CAD$17,745 to the Creditor.

- **Delivery of Certificates.** The Company will deliver to the Creditor a certificate representing the shares of restricted Common Stock as soon as practicable after execution of this Agreement.

- **Representations and Warranties of the Company.** The Company hereby represents and warrants to the Creditor that the shares of Common Stock when issued, will be validly issued, fully paid and non-assessable.

- **Representations and Warranties of the Creditor.** The Creditor hereby represents and warrants to the Company the following:

  - **Accredited Investor.** The Creditor is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended. Additionally, the Creditor is an accredited investor pursuant to Schedule "A" of this Agreement.

  - **Purchase for Own Account.** The securities to be acquired by the Creditor under this Agreement are being or will be acquired for the Creditor's own account and with no intention of distributing or reselling the securities in whole or in part in any transaction that would be in violation of the securities laws of the United States of America, or any state. If the Creditor should in the future

decide to dispose of any of the securities, the Creditor understands and agrees that the Creditor may do so only in compliance with applicable federal or state securities laws, as then in effect. Accordingly, the Creditor agrees to the imprinting of a legend on any certificates representing securities of the Company substantially as follows:

> **"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."**

- **Governing Law**. This agreement and the other documents issued pursuant to this Agreement shall be governed by the internal laws of the State of Nevada.

- **Counterparts; Headings**. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

- **Entire Agreement**. This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

- **Notices**. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission or three (3) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, and addressed as set forth on the signature pages hereto, unless and until any of such parties notifies the others in accordance with this Section of a change of address.

- **Amendments.** This Agreement may be amended if such amendment is in writing and is signed by the all of the parties hereto. 3

- **Severability**. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

- **Interpretation**. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall

extend to and include all genders.

- **Specific Performance**. The parties agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure of any other party to perform any of its obligations hereunder. Therefore, in the event of any failure by any party to perform any of its obligations under this Agreement or any other controversy concerning the rights or obligations under this Agreement, such performance, rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

- **Assignability; Successors**. Each party's right and liabilities under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered by **Stephen Fowler** in the presence of:)

Signature of Witness [signature]

HEATHER SMITH

Name of Witness

[signature]

STEPHEN FOWLER

MOBETIZE CORP.

Name: Ajay Hans

Title: [signature]